UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2005

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-87781	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

West Joppa Road
Lutherville, Maryland	21093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410/494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided in Item 2.03 below is incorporated herein by reference.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 12, 2005, the Company paid Drovers Bank of York, Pennsylvania, a division of Fulton Bank, the full outstanding balance ($2,198,011.13) under the Company’s credit facility with Drovers Bank. As of December 12, 2005, the credit facility terminated. The Company funded the payment to Drovers Bank with proceeds from the issuance by its wholly owned subsidiary, Bay National Capital Trust I, of $8.0 million of 30-year fixed rate (7.20 percent) trust preferred securities. See discussion at Item 2.03 below.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 12, 2005, Bay National Corporation (the “Company”) participated in a private placement of $8 million of fixed interest rate trust preferred securities (the “Trust Preferred Securities”), through a newly formed Delaware trust subsidiary, Bay National Capital Trust I (the “Trust”). The Trust Preferred Securities were issued and sold in a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act, and may not be reoffered or resold in the United States absent registration or an exemption from the registration requirements.

The Trust Preferred Securities are redeemable at the Company’s option on any February 23, May 23, August 23 or November 23 on or after February 23, 2011. In addition, the Trust Preferred Securities require quarterly distributions by the Trust to the holder of the Trust Preferred Securities at the fixed annual rate of 7.20% until maturity. The Trust simultaneously issued $248,000 of the Trust’s common securities to the Company.

The Trust used the proceeds of the sale of the Trust Preferred Securities to purchase from the Company the aggregate principal amount of $8,248,000 of the Company’s Fixed Rate Junior Subordinated Debt Securities Due 2036 (the “Debt Securities”). The Debt Securities were issued pursuant to an Indenture dated as of December 12, 2005 between the Company, as issuer, and Wilmington Trust Company, as trustee. Like the Trust Preferred Securities, the Debt Securities bear interest at the fixed annual rate of 7.20% until maturity. The interest payments by the Company will be used to pay the quarterly distributions payable by the Trust to the holders of the Trust Preferred Securities. However, so long as no event of default, as described below, has occurred under the Debt Securities, the Company may, from time to time, defer interest payments on the Debt Securities (in which case the Trust will be entitled to defer distributions otherwise due on the Trust Preferred Securities) for up to twenty (20) consecutive quarters.

During an extension period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (ii) make any payment of principal or interest or premium on or repay, repurchase or redeem any debt securities of the Company that rank in all respects pari passu with or junior in interest to the

Debt Securities; or (iii) make any payment under any guarantees of the Company that rank in all respects pari passu with or junior in interest to the Guarantee (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (A) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (B) in connection with a dividend reinvestment or stockholder stock purchase plan or (C) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the applicable extension period, (b) as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior in interest to such stock).

The Company used $2,198,011.13 of the proceeds of the offering to repay in full the amount outstanding under its credit facility with Drovers Bank of York, Pennsylvania, a division of Fulton Bank, and intends to use the remainder for general corporate purposes, including but not limited to supporting continued asset growth. In that regard, the Purchase Agreement provides that the Company will retain $1,000,000 of the proceeds from the Debt Securities for general corporate purposes (which may include making interest payments on the Debt Securities) until the earlier of (i) the date on which the retained funds are reduced to zero, or (ii) the date on which Bay National Bank (or any successor) meets the statutory requirements to pay dividends of at least $148,464 for each of two consecutive quarters with positive retained earnings remaining after any such dividend payment.

The Debt Securities are subordinated to the prior payment of other indebtedness of the Company that, by its terms, is not similarly subordinated. Although the Debt Securities will be recorded as a liability on the Company’s balance sheet, for regulatory purposes, the Debt Securities are expected to be treated as Tier 1 or Tier 2 capital under regulatory capital guidelines issued by the Federal Reserve Board.

The Debt Securities mature on February 23, 2036, but, as indicated above, may be redeemed at the Company’s option at any time on any February 23, May 23, August 23 or November 23 on or after February 23, 2011, or at any time upon certain events, such as a change in the regulatory capital treatment of Debt Securities, the Trust being deemed to be an “investment company” under the Investment Company Act of 1940, as amended, or the occurrence of certain adverse tax events. Except upon the occurrence of the events described above, which require a redemption premium for redemptions prior to February 23, 2011, the Company may redeem the Debt Securities at their aggregate principal amount, plus accrued interest, if any.

Upon the occurrence of an event of default, the Debt Securities may be declared immediately due and payable at the election of the trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities. An event of default generally means: (1) default in the payment of any interest when due that continues without remedy for a period of thirty (30) days, except in the case of an election by the Company to defer payments of interest for up to twenty (20) consecutive quarters (which does not constitute an event of default); (2) a default in the payment of any interest following the deferral of interest payments by the Company for twenty (20) consecutive quarters; (3) a default in the payment of the principal amount of (or premium, if any, on) the Debt Securities at maturity or otherwise; (4) a breach or default in the Company’s performance of certain covenants and agreements in the Indenture which is not cured within ninety (90) days after proper notice; (5) the institution of any bankruptcy or similar proceedings by or against the Company; (6) the appointment of a receiver to a significant banking subsidiary for it or substantially all of its property in any liquidation, insolvency or similar proceeding with respect to it or substantially all of its property; or (7) the liquidation or winding up of the Trust, other than as contemplated in the Indenture.

The Company also has entered into a Guarantee Agreement, pursuant to which it has agreed to irrevocably and unconditionally guarantee, with respect to the Trust Preferred Securities and to the extent not paid by the Trust, accrued and unpaid distributions on the Trust Preferred Securities and the redemption price payable to the holders of the Trust Preferred Securities, in each case to the extent the Trust has funds available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

99.1 Press Release dated December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY NATIONAL CORPORATION

Date: December 15, 2005	By: /s/ Hugh W. Mohler
Hugh W. Mohler, President